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                                                                   EXHIBIT 10.45


                                    IVY FUND

                 MASTER BUSINESS MANAGEMENT AGREEMENT SUPPLEMENT

                        IVY GLOBAL NATURAL RESOURCES FUND


         AGREEMENT made as of the 29th day of May, 2001, by and between Ivy Fund (the "Trust") and Ivy Management, Inc. (the "Manager").

         WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

         WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

         WHEREAS, the Trust has adopted a Master Business Management Agreement dated May 29, 2001 (the "Master Agreement"), pursuant to which the Trust has appointed the Manager to provide the business management services specified in that Master Agreement; and

         WHEREAS, Ivy Global Natural Resources Fund (the "Fund") is a separate investment portfolio of the Trust.

         NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

         1. As provided for in the Master Agreement, the Trust hereby adopts the Master Agreement with respect to the Fund, and the Manager hereby acknowledges that the Master Agreement shall pertain to the Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

         2. The term "Fund" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Fund.

         3. As provided in the Master Agreement and subject to further conditions as set forth therein, the Fund shall pay the Manager a monthly fee on the first business day of each month based upon the average daily value (as determined on each business day at the time set forth in the Fund's Prospectus for determining net asset value per share) of the Fund's net assets during the preceding month at the annual rate of 0.50%.

         4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Fund as of the date first written above or such later date as the shareholders may approve the Agreement, and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to the Fund until September 30, 2001 and from year to year thereafter if such continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) or by the Trust's entire Board


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of Trustees and (b) by the vote, cast in person at a meeting called for that purpose, of a majority of the Trust's Independent Trustees. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) or by vote of a majority of the Trust's entire Board of Trustees on sixty (60) days' written notice to the Manager or by the Manager on sixty (60) days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

         IN WITNESS WHEREOF, the Trust and the Manager have adopted this Supplement as of the date first set forth above.

                                IVY FUND, on behalf of
                                Ivy Global Natural Resources Fund


                                By:  /s/ James W. Broadfoot
                                   --------------------------------
                                   Title:  President


                                IVY MANAGEMENT, INC.

                                By:  /s/ James W. Broadfoot
                                   --------------------------------
                                   Title:  President